SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     February 26, 2007

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2007, the Board of Pharmos Corporation appointed Elkan Gamzu, Ph.D., as Chief Executive Officer, effective March 31, 2007. Haim Aviv, Ph.D., who will be retiring as Chief Executive Officer on March 31, 2007, will continue as Chairman of the Board. A press release announcing Dr. Gamzu’s appointment is attached as exhibit 99.1 hereto.

Dr. Gamzu, 64, a Director of Pharmos since February 2000, is a consultant to the biotechnology and pharmaceutical industries. He is a Principal of enERGetics Biopharmaceutical Consultancy, LLC, and was a founding partner of the due diligence company BioPharmAnalysis, LLC. From December 1, 2004 until February 24, 2005, Dr. Gamzu was the interim CEO of XTL Biopharmaceuticals, Ltd. In 2001 and 2002, Dr. Gamzu was part-time Interim VP, Product Management Leadership for Millennium Pharmaceuticals, Inc. Prior to becoming a consultant, Dr. Gamzu held a number of senior executive positions in the biotechnology and pharmaceutical companies, including President and Chief Executive Officer of Cambridge Neuroscience, Inc. from 1994 until 1998. Dr. Gamzu also served as President and Chief Operating Officer and Vice President of Development for Cambridge Neuroscience, Inc. from 1989 to 1994. Previously, Dr. Gamzu held a variety of senior positions with Warner-Lambert and Hoffmann-La Roche, Inc. Dr. Gamzu is a member of the Board of Directors of the privately held Neurotech S.A. of Paris, France, NeuroHealing Pharmaceuticals Inc., and AviTx Inc., for whom he also serves as President. He is a graduate of Hebrew University in Jerusalem, and has M.A. and Ph.D. degrees in experimental and physiological psychology from the University of Pennsylvania.

Dr. Gamzu will execute a definitive employment agreement with Pharmos on or before the end of the transition period on March 31, 2007. Dr. Gamzu’s employment commenced immediately at a base salary of $300,000 per annum and a potential annual bonus of up to 25% of base salary, to be determined annually by the Board based upon the attainment of business, transactional, clinical and stock performance milestones and the recommendation of the Compensation Committee. On February 26, 2007, Dr. Gamzu was granted options to purchase 150,000 shares of Pharmos Common Stock at an exercise price of $1.55 per share, and will be granted options at the conclusion of the transition period to purchase an additional 200,000 shares at an exercise price to be determined. One-fourth of the options will become exercisable on the first anniversary of the date of grant; the remaining options will become exercisable thereafter in twelve equal quarterly increments.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press release of Pharmos Corporation, dated February 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of February, 2007.

PHARMOS CORPORATION

By:	/s/ S. Colin Neill
Name:	S. Colin Neill
Title:	Senior Vice President and Chief Financial Officer